UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor

Boston, Massachusetts 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Appointment of permanent Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

On August 10, 2023, the Board of Directors (the “Board”) of NeuroBo Pharmaceuticals, Inc. (the “Company”) appointed Mr. Hyung Heon Kim, a member of the Board, as the Company’s Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer effective as of August 11, 2023.  Mr. Kim has served as a member of the Board since July 2021. Mr. Kim previously served as General Counsel and a Senior Vice President of Dong-A ST (“Dong-A ST”) (which holds approximately 60% of the Company’s outstanding common stock), and Dong-A Socio Group, a Korean-based group of companies mainly engaged in the research, development, production and sale of pharmaceuticals, medical devices and APIs.  Mr. Kim served as General Counsel of Dong-A ST since January 2018 and as a Vice President of Dong-A ST since December 2020. Mr. Kim previously served as Executive Director of Dong-A ST from January 2018 through December 2020. Prior to his roles with Dong-A ST, Mr. Kim was Head of International Legal Affairs for Dong-A Socio Holdings Co., Ltd., a Korean-based holdings company for the Dong-A Socio group of companies from 2012 to 2018. Since April 2021, Mr. Kim has served as a director of AnaPath Services GmbH, a private Swiss-based provider of scientific research and development services.  Prior to joining Dong-A Socio Group, Mr. Kim served as legal counsel to SK Energy Co., Ltd. and SK Innovation Co., Ltd. from 2008 to 2011. Mr. Kim received his Bachelor of Law degree from Soongshil University in Korea, and obtained his Juris Doctor from Washington University School of Law.

On August 11, 2023, the Company and Mr. Kim entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term (the “Initial Term”) of two (2) years beginning on August 11, 2023 and automatically renews for an additional one year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”) provided that at least 60 days prior to the expiration of the Initial Term or any Renewal Term the Board does not notify Mr. Kim of its intention not to renew.

The Employment Agreement entitles Mr. Kim to an annual base salary of $450,000, reviewed annually. Mr. Kim is also eligible for annual incentive compensation targeted at 50% of his base salary. Pursuant to the terms of the Employment Agreement, Mr. Kim was granted, effective as of Mr. Kim’s first day of employment with the Company (the “Grant Date”), a restricted stock unit award for 625,064 shares of the Company’s common stock pursuant to the terms of a RSU grant notice and form award agreement (the “RSU Award”) under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The RSU Award vests as to 50% of the shares underlying the RSU Award on the first anniversary of the Grant Date and, the remaining shares subject to the RSU Award, shall vest and become exercisable in equal monthly installments on the last day of each full month over the twelve (12) months following the first anniversary of Grant Date. If Mr. Kim is employed by the Company, the Company consummates a Change in Control (as defined in the Employment Agreement) and the RSU Award is not assumed, continued or substituted by the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) in such Change in Control in the manner contemplated by the 2022 Plan, then 100% of the unvested portion of the RSU Award shall fully vest immediately prior to the effectiveness of such Change in Control.

In the event of Mr. Kim’s death during the employment period or a termination due to disability, Mr. Kim or his beneficiaries or legal representatives shall be entitled to receive any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends, unreimbursed expenses and certain other benefits provided for in the Employment Agreement (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment as a result of resignation without good reason, Mr. Kim shall be provided the Unconditional Entitlements.

In the event of a resignation by Mr. Kim for good reason or the exercise by the Company of its right to terminate Mr. Kim other than for cause, death or disability, Mr. Kim will receive the Unconditional Entitlements and, subject to Mr. Kim signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall pay a severance amount to Mr. Kim equal to fifty percent (50%) of Mr. Kim’s then-current base salary (the “Severance Amount”) and pay for Mr. Kim’s continued health insurance coverage under the

Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (known as COBRA) for a period of six (6) months (the “Conditional Benefits”).

In the event of a resignation by Mr. Kim for good reason, the exercise by the Company of its right to terminate Mr. Kim other than for cause, death or disability, in each case, within twelve (12) months following or three (3) months prior to the effective date of a Change in Control, Mr. Kim will receive the following: (i) the Unconditional Entitlements and the Conditional Benefits less the Severance Amount; (ii) an amount equal to the product of 1.0 times the sum of Mr. Kim’s annual base salary and target annual cash bonus, less the Non-Compete Amount as defined in the Employment Agreement (if applicable); and (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any.

In addition, Mr. Kim entered into an Employee Proprietary Information and Invention Assignment Agreement that applies during the term of Mr. Kim’s employment and thereafter.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Termination of Agreement with Korn Ferry US and Departure of Interim Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

As disclosed in the Current Report on Form 8-K filed by the Company on January 12, 2023, the Company previously entered into an engagement letter with Korn Ferry US (the “KF Agreement”) pursuant to which Mr. Joseph Hooker was appointed to serve as Interim Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company.  In connection with the appointment of Mr. Kim as the Chief Executive Officer and President as described above, on August 11, 2023 the Company terminated the KF Agreement and Mr. Hooker ceased to serve as Interim Chief Executive Officer, President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company as of such date. The departure of Mr. Hooker was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Related Party Transaction

Mr. Kim, is a member of the Board and was, prior to August 11, 2023, the General Counsel and a Senior Vice President of Dong-A ST.  Dong-A ST beneficially owns as of the date hereof approximately 60% of the issued and outstanding shares of the Company’s outstanding common stock. Mr. Kim is considered a related party and the transactions described in this Form 8-K constitute a “related party transaction” as defined by Item 404 of Regulation S-K.

Item 7.01Regulation FD Disclosure.

On August 14, 2023, the Company issued a press release announcing the appointment of Mr. Kim as Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01Other Events.

On August 9, 2023, Mr. Kim resigned from the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “N&CG Committee”).

Effective as of August 11, 2023, following the recommendation of the N&CG Committee, the Board appointed (i) Mark A. Glickman to the Compensation Committee to fill the vacancy created by Mr. Kim’s resignation; (ii) Na Yeon “Irene” Kim, MS, MBA to the N&CG Committee to fill the vacancy created by Mr. Kim’s resignation; (iii) D. Gordon Strickland to the Compensation Committee to replace Na Yeon “Irene” Kim, MS, MBA on the Compensation Committee; and (iv) Mark A. Glickman to the Audit Committee of the Board (the “Audit Committee”) to replace Jason Groves on the Audit Committee, each director to serve on each such committee of the Board until his or her successor is duly elected and qualified, or until his or her earlier resignation, retirement or other termination of service.  In addition, the Board appointed Andrew I. Koven as Chairperson of the N&CG Committee.

As a result, current composition of the Committees of the Board consists of the following:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Andrew I. Koven (Chairman of the Board)	X		X*
Na Yeon “Irene” Kim, MS, MBA			X
Jason Groves, Esq.			X
D. Gordon Strickland	X*	X
Michael Salsbury, JD, MBA		X*
Mark A. Glickman	X	X
* Committee Chairperson

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Employment Agreement entered into on August 11, 2023 by and between NeuroBo Pharmaceuticals, Inc. and Hyung Heon Kim.

99.1	Press release issued by NeuroBo Pharmaceuticals, Inc. on August 14, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROBO PHARMACEUTICALS, INC.

Date: August 14, 2023	By:	/s/ Hyung Heon Kim
	Name:	Hyung Heon Kim
	Title	Chief Executive Officer and President